                                                                   EXHIBIT 21.1
                        SUBSIDIARIES OF THE REGISTRANT


NAME OF SUBSIDIARY                              JURISDICTION OF INCORPORATION
- -----------------------------------------------------------------------------
Rich Coast Resources, Inc.                      Michigan

Rich Coast Oil, Inc.                            Michigan

Rich Coast Pipeline, Inc.                       Michigan

Waste Reduction Systems, Inc.                   Michigan